Exhibit 99.1

American Battery Technology Company Hires Bret Meich as General Counsel

Reno, Nev.— American Battery Technology Company (ABTC) (OTCQB: ABML), an American critical battery materials company that is commercializing both its primary minerals manufacturing and secondary minerals lithium-ion battery recycling technologies, is pleased to announce the addition of Bret Meich as General Counsel to the company, joining as a member of the company’s executive team and reporting to ABTC CEO Ryan Melsert.

“As we accelerate the execution of our technology and business roadmaps, it is imperative that we establish in-house General Counsel to take ownership of our legal affairs roadmap and to coordinate the efforts of our external counsel specialists with immediate prioritization in due diligence and execution of our strategic partnerships, intellectual property portfolio, merger and acquisition diligence, and corporate governance,” said ABTC CEO Ryan Melsert. “We are extremely fortunate to have Bret joining the ABTC team to lead these efforts, and his extensive connections and experience in the local community have already yielded return.”

Prior to joining ABTC, Meich was most recently a partner at the law firm Downey Brand LLP, where he represented clients for the past seven years, notably as lead trial counsel in complex commercial, natural resources, construction, real estate, labor and employment matters in courts in Nevada and California. Additionally, he has counseled clients in a range of intellectual property disputes and represented a technology licensor through several complex actions that resulted in multiple favorable judgments for license fees and other damages. Earlier in his career, Meich spent over six years at the law firm Armstrong Teasdale LLP as a business litigation and government law attorney.

Meich will be responsible for leading all aspects of ABTC’s legal affairs and serve as a strategic advisor to executive leadership and the Board of Directors. His areas of accountability will include risk management strategies, regulatory compliance, and corporate governance, which encompasses transactional law, securities law, regulatory matters, privacy protection, ethics, and patent, copyright, and trademark protections, among others. He will provide counsel for the company in a wide range of strategic decisions as it grows to technical development and commercialization of domestic, sustainable sourcing of critical battery materials through lithium-ion battery recycling and primary battery metal extraction technologies.

Meich holds a Bachelor of Science in Business Administration, cum laude, from Georgetown University, and he earned his Juris Doctor degree, magna cum laude, from the University of Nevada-Las Vegas, William S. Boyd School of Law.

“I am honored to join ABTC’s dynamic and experienced team in this critical industry. I have great respect for the company’s leadership, and I am eager to bring my legal experience to bear to further the many strategic initiatives of the company,” said Bret Meich, General Counsel for ABTC.

For more information, please visit: www.americanbatterytechnology.com.

About American Battery Technology Company

American Battery Technology Company, which recently changed its name from American Battery Metals Corporation, is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals through its three divisions: lithium-ion battery recycling, primary battery metal extraction technologies, and primary resources development.

American Battery Technology Company has built a clean technology platform that is used to provide a key source of domestically manufactured critical and strategic battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. This ESG-principled platform works to create a closed-loop circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical and strategic materials.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2021. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556